Exhibit (10)(b)

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION

POWERS OF ATTORNEY FOR A LIMITED PURPOSE

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Christopher O. Blunt, Dylan W. Huang, Thomas F. English and Judy R. Bartlett, as his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution for him in his name, place and stead, to sign any and all registration statements or other filings made with the Securities and Exchange Commission or any state regulatory agency or authority applicable to New York Life Insurance and Annuity Corporation Variable Annuity Separate Account – III (File Number 333-80535, 033-87382, 333-30706, 333-156018, 333-158552, 333-172046 and 333-178743) and any amendments or supplements thereto, and withdrawals thereof, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission or any state regulatory agency or authority granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person in his capacity as a Director or officer of New York Life Insurance and Annuity Corporation, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

These Powers of Attorney may be signed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

/s/ Christopher Ashe	/s/ John Y. Kim
Christopher Ashe	John Y. Kim

/s/ David G. Bedard	/s/ Theodore A. Mathas
David G. Bedard	Theodore A. Mathas

/s/ Christopher O. Blunt	/s/ Amy Miller
Christopher O. Blunt	Amy Miller

/s/ David Cruz	/s/ Arthur H. Seter
David Cruz	Arthur H. Seter

/s/ John T. Fleurant	/s/ Joel M. Steinbert
John T. Fleurant	Joel M. Steinberg

/s/ Robert M. Gardner	/s/ Susan A. Thrope
Robert M. Gardner	Susan A. Thrope

/s/ Frank Harte	/s/ Matthew D. Wion
Frank Harte	Matthew D. Wion

/s/ Thomas A. Hendry
Thomas A. Hendry

April 13, 2016